                                Power of Attorney

Know all by these presents, that the undersigned (the "Reporting Person") hereby constitutes and appoints David Ambrosia as the Reporting Person's true and lawful attorney-in-fact to:

      (1) execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as an officer or trustee of Mail.com, Inc. (the "Company"), Forms 3, 4, and 5 or Schedule 13D in accordance with Sections 16(a) and 13(d), respectively, of the Securities Exchange Act of 1934 and the rules thereunder;

      (2) do and perform all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 or Schedule 13D and timely file such form or schedule with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

      (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, and in the best interest of, or legally required by, the Reporting Person.

The Reporting Person hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of Substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by the virtue of this power of attorney and the rights and powers herein granted. The Reporting Person acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the Reporting Person, is not assuming, nor is the Company assuming, any of the Reporting Person's responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 and Schedule 13D with respect to the Reporting Person's holdings of and transactions in securities issued by the Company, unless earlier revoked by the Reporting Person in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the Reporting Person has caused this Power of Attorney to be executed as of this 1st day of March , 2001.


                                               By: /s/ George Abi Zeid
                                                   -----------------------------
                                                   Name: George Abi Zeid